As filed with the Securities and Exchange Commission on November 13, 2014
Registration No. 333-200052

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
___________________

QUANTUM CORPORATION
(Exact name of issuer as specified in its charter)
___________________

DELAWARE	94-2665054
(State of incorporation)	(I.R.S. Employer
Identification Number)

224 Airport Parkway, Suite 300
San Jose, California 95110
(Address of principal executive offices)
____________________________

Quantum Corporation 2012 Long-Term Incentive Plan
Quantum Corporation Employee Stock Purchase Plan
(Full title of the plan(s))
____________________________

Shawn D. Hall
Sr. Vice President, General Counsel and Secretary
Quantum Corporation
224 Airport Parkway, Suite 300
San Jose, California 95110
(Name and address of agent for service)
(408) 944-4000
(Telephone number, including area code, of agent for service)
____________________________

Copy to:
Steven E. Bochner, Esq.
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050
____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee (5)
QTM Common Stock, par value $0.01 per share,
issuable under the Quantum Corporation 2012 Long-	4,800,000 shares (2)	$1.34	$6,432,000.00	$747.40
Term Incentive Plan

QTM Common Stock, par value $0.01 per share,	6,500,000 shares (3)	$1.34	$8,710,000.00	$1,012.11
issuable under the Quantum Corporation Employee
Stock Purchase Plan
Total:	11,300,000 shares	$1.34	$15,142,000.00	$1,759.51

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant’s QTM Common Stock that become issuable pursuant to the Quantum Corporation 2012 Long-Term Incentive Plan or the Quantum Corporation Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of QTM Common Stock.
(2)	Represents additional shares of QTM Common Stock that have become available for issuance under an amendment to the Quantum Corporation 2012 Long-Term Incentive Plan, approved by the Registrant’s stockholders on September 9, 2014.
(3)	Represents additional shares of QTM Common Stock that have become available for issuance under an amendment to the Quantum Corporation Employee Stock Purchase Plan, approved by the Registrant’s stockholders on September 9, 2014.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of $1.34 per share, the average of the high and low prices per share of the Registrant’s QTM Common Stock on November 3, 2014, as reported on the New York Stock Exchange.
(5)	The amount of the registration fee was calculated pursuant to Section 6(b) of the Securities Act and was determined by multiplying the proposed maximum aggregate offering price by 0.0001162.

QUANTUM CORPORATION
REGISTRATION STATEMENT ON FORM S-8

The sole purpose of this post-effective Amendment No. 1 is to correct the calculation of the registration fee contained in the original filing (Registration No. 333-200052) on November 10, 2014. Accompanying this Amendment No. 1 is a payment of $78.78, the difference between the payment sent with the original filing ($1,680.73) and the correct filing fee ($1,759.51).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Quantum Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 13th day of November, 2014.

QUANTUM CORPORATION

By:	/s/ Shawn D. Hall
Shawn D. Hall
Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

*
	(Paul R. Auvil, III)	Chairman of the Board	November 13, 2014

*		President and Chief Executive Officer	November 13, 2014
(Jon W. Gacek)
Chief Financial Officer (Principal
*		Financial Officer and Principal	November 13, 2014
	(Linda M. Breard)	Accounting Officer)

*		Director	November 13, 2014
(Philip Black)

*		Director	November 13, 2014
(Louis DiNardo)

*		Director	November 13, 2014
(Dale L. Fuller)

*		Director	November 13, 2014
(David Krall)

*		Director	November 13, 2014
(Gregg J. Powers)

*		Director	November 13, 2014
(David E. Roberson)

*
	(Jeffrey C. Smith)	Director	November 13, 2014

* By:	/s/ Shawn D. Hall
Shawn D. Hall
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
Number	Description
24.1	Power of Attorney, previously filed on Registration Statement on Form S-8 (Registration No. 333-200052), to which this Post-Effective Amendment No. 1 relates and incorporated herein by reference.